EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 8, 2004 included in MagStar Technologies, Inc.’s Annual Report on Form 10-KSB for the year ended December 31, 2003, and to all references to our firm included in this registration statement.

/s/ Virchow, Krause & Company, LLP

Minneapolis, Minnesota
September 23, 2004